UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  March 27, 2012

Home Federal Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-33795	68-0666697
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

500 12th Avenue South
Nampa, Idaho  83651
(Address of principal executive offices and zip code)

(208) 466-4634
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Form 8-K/A is being filed as an amendment to the Current Report on Form 8-K filed on January 27, 2012 with the Securities and Exchange Commission (the “Original 8-K”) by Home Federal Bancorp, Inc. (“Company”) solely for the purpose of disclosing the determination of the Company’s Board of Directors with respect to the frequency of stockholder advisory votes on executive compensation. This Form 8-K/A does not amend or modify the Original 8-K in any other respect.

Item 5.07  Submission of Matters to a Vote of Security Holders.

(d)        At the Annual Meeting of Stockholders (“Annual Meeting”) of the Company held on January 24, 2012, the Company’s Board of Directors (the “Board of Directors”) recommended that the Company’s future advisory votes on executive compensation should be held every year. Consistent with the Board of Director’s intention set forth in the Company’s definitive proxy statement for the 2012 annual meeting of stockholders and in light of the voting results with respect to Proposal 3 discussed in the Original 8-K, the Board of Directors determined to hold an annual stockholder advisory vote to approve the compensation of the Company’s named executive officers, commencing with its 2013 annual meeting of stockholders, and continuing thereafter until such time that the frequency vote is next presented to stockholders or until the Board of Directors determines that a different frequency is in the best interest of the Company and its stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

HOME FEDERAL BANCORP, INC.

Date: March 28, 2012	By: /s/Eric S. Nadeau
Eric S. Nadeau
Executive Vice President and Chief Financial Officer